Exhibit 99.1

BONANZA CREEK ENERGY Adopts Tax BenefitS Preservation
Plan DESIGNED TO Protect THE AVAILABILITY OF ITS tax
BENEFITS

DENVER, November 9, 2020 — Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza Creek” or the “Company”) announced today that its Board of Directors (the “Board”) has adopted a Tax Benefits Preservation Plan (the “Plan”) designed to protect the availability of the Company’s existing net operating loss carryforwards (“NOLs”) and other tax attributes (collectively, the “Tax Benefits”), which can potentially be utilized in certain circumstances to reduce the Company’s future income tax obligations.

As of December 31, 2019, the Company had estimated U.S. federal NOLs of approximately $582.8 million. Due to a prior Section 382 ownership change, $290.9 million of U.S. federal NOLs are currently subject to a Section 382 limitation and $291.9 million of U.S. federal NOLs are unrestricted. The Company expects its Tax Benefits to increase during 2020. The Company’s ability to use its Tax Benefits would be substantially limited if it were to experience an “ownership change,” as defined under Section 382 of the Internal Revenue Code (the “Tax Code”). In general, a corporation would experience an ownership change if the percentage of the corporation’s stock owned by one or more “5% shareholders,” as defined under Section 382 of the Tax Code, increases by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Plan reduces the likelihood that changes in the Company’s investor base would limit the Company’s future use of its Tax Benefits, which would significantly impair the value of such Tax Benefits.

The Plan is similar to plans adopted by other publicly held companies with significant NOLs or other substantial Tax Benefits and has a limited duration of three years. The Plan is not designed to prevent any action that the Board determines to be in the best interest of the Company and its stockholders.

To implement the Plan, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock. The distribution of the Rights should not be taxable to the Company’s stockholders. The Rights will trade with the Company’s common stock and will expire at the close of business on November 9, 2023. The Board will consider an earlier termination of the Plan under certain conditions as described in the Plan. The Rights will be exercisable if a person or group of persons acquires 4.95% or more of the Company’s outstanding common stock. The Rights will also be exercisable if a person or group of persons that already owns 4.95% or more of the Company’s common stock acquires an additional share. If the Rights become exercisable, all holders of Rights, other than the person or group of persons triggering the Rights, will be entitled to purchase shares of the Company’s common stock at a 50% discount. Rights held by the person or group of persons triggering the Rights will become void and will not be exercisable.

With respect to the announcement today of the Agreement and Plan of Merger, dated as of November 9, 2020, by and among the Company, Boron Merger Sub, Inc. and HighPoint Resources Corporation (the “HighPoint Merger Agreement”), no person or group of affiliated or associated persons will become an “Acquiring Person” solely as a result of the transactions contemplated by the HighPoint Merger Agreement (the “HighPoint Transactions”). However, if a person or group of affiliated or associated persons beneficially owns, as a result of the HighPoint Transactions, 4.95% or more of the shares of common stock then-outstanding, such person will be deemed to be an “Acquiring Person” if such person subsequently becomes the beneficial owner of any additional shares of common stock without the prior written consent of the Company.

Additional information with respect to the Plan and the related Rights will be contained in a Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission (“SEC”). The Rights issued in the Plan are issued pursuant to an agreement between the Company and the rights agent, a copy of which will be filed as an exhibit to the Form 8-K. For more information regarding the Company’s Tax Benefits, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County, Colorado, within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding the amount and availability of U.S. federal NOLs and other Tax Benefits; development and completion expectations and strategy; impact of the Company's reorganization; and 2020 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 6, 2020, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed on November 6, 2020 and other filings submitted by us to the SEC. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Scott Landreth

Senior Director, Finance & Investor Relations and Treasurer

720-225-6679

slandreth@bonanzacrk.com

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